UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MAGMA DESIGN AUTOMATION, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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CHANGE TO PROXY STATEMENT PROPOSAL

Among the items to be considered and acted upon by the stockholders of Magma Design Automation, Inc. (the “Company”) at its Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held at 10:00 a.m. Pacific Daylight Time (PDT) on Thursday, September 23, 2010, at 1650 Technology Drive, San Jose, California 95110, is a proposal to approve an amended and restated version of the Company’s Employee Stock Purchase Plan (the “ESPP”). This proposal is identified as Proposal 3 in the Company’s Proxy Statement dated August 11, 2010 (the “Proxy Statement”) that was previously furnished to the Company’s stockholders of record as of the close of business on August 9, 2010.

The proposed amended and restated ESPP, as described in Proposal 3 of the Proxy Statement, would eliminate the evergreen feature of the ESPP (pursuant to which the number of shares of the Company’s common stock available for issuance under the ESPP increases every year) and instead provide that a fixed number of 6,000,000 shares of the Company’s common stock may be issued under the ESPP after the date of the Annual Meeting. The Company has reconsidered the proposed ESPP share limit and determined that it should be reduced by 800,000 shares. Accordingly, if stockholders approve the proposed amended and restated version of the ESPP, the Company will reduce the number of shares of the Company’s common stock that may be issued under the ESPP after the date of the Annual Meeting from 6,000,000 shares to 5,200,000 shares. The Proxy Statement is not amended in any other respect.

The proposed amended and restated version of the ESPP, marked to show the proposed reduction in the share limit described in the preceding paragraph, is attached as Exhibit 10.1 to the Current Report on Form 8-K being filed by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the full text of the ESPP, as well as the Proxy Statement, at the SEC’s website: www.sec.gov or by contacting Investor Relations, Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110.

A stockholder who has already submitted a proxy or voting instructions with respect to Proposal 3 and does not wish to change how his, her or its shares are voted on Proposal 3 at the Annual Meeting, does not need to take any further action. In that event, the stockholder’s proxy or voting instructions will have the same effect as the previously submitted proxy or voting instructions with respect to Proposal 3, as amended hereby to reduce the number of shares of the Company’s common stock that may be issued under the ESPP after the date of the Annual Meeting from 6,000,000 shares to 5,200,000 shares. Stockholders who hold shares of the Company’s common stock beneficially in “street name” (i.e., through a brokerage account or through the account of a bank, trustee or other nominee) who wish to revoke previously submitted voting instructions should follow the directions provided by their broker, bank, trustee or other nominee. If a stockholder of record has properly submitted a proxy and would like to revoke or change his, her or its vote, such stockholder may do so by submitting a written notice of revocation to Magma’s Secretary at or before the taking of the vote at the Annual Meeting, by submitting another proxy bearing a later date, including submitting a proxy by telephone or Internet before the taking of the vote at the Annual Meeting, or by attending the Annual Meeting and voting in person.